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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement Nos. 333-58578, 333-58578-01, 333-58578-02, 333-58578-03, 333-58578-04, 333-
58578-05, 333-58578-06, 333-58578-07, 333-58578-08, 333-58578-09, 333-58578-10
and 333-58578-11 of Huntsman International LLC of our report dated February 16, 2001, except for Note 19, as to which the date is November 26, 2001, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Salt Lake City,  Utah

November 26, 2001